Gary Giroux, P. Eng.

CONSENT OF GEOLOGICAL CONSULTANT

I hereby consent to the inclusion and reference of the report titled “Technical Report on the New York Canyon Project” dated April 6, 2010 in the Registration Statement on Form S-1 to be filed by Canyon Copper Corp. with the United States Securities and Exchange Commission.

In addition, I consent to the reference to me under the heading “Experts” in the Registration Statement on Form S-1.

Dated the 9th day of August, 2011.

/s/ Gary Giroux
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Gary Giroux, P. Eng.